EXHIBIT 4(bf)


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                       PREFERRED STOCK GUARANTEE AGREEMENT


                                      from


                                 FPL GROUP, INC.


                                       to


                                   Holders of

                              FPL GROUP CAPITAL INC

                  _____________________ Serial Preferred Stock





                          Dated as of __________, 20__










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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS..........................................................1
   SECTION 1.01  Definitions...................................................1
ARTICLE II GUARANTEE...........................................................2
   SECTION 2.01  Guarantee.....................................................2
   SECTION 2.02  Waiver of Notice and Demand...................................3
   SECTION 2.03  Absolute and Unconditional....................................3
   SECTION 2.04  Enforcement of Guarantee......................................3
   SECTION 2.05  Guarantee of Payment..........................................3
   SECTION 2.06  Subrogation...................................................3
   SECTION 2.07  Reinstatement of Obligations..................................4
   SECTION 2.08  Certain Rights, Remedies and Powers of Guaranteed Persons.....4
   SECTION 2.9   Form of Guarantee.............................................4
ARTICLE III WAIVER OF EVENTS OF DEFAULT........................................4
   SECTION 3.01  Events of Default; Waiver.....................................4
ARTICLE IV LIMITATION OF TRANSACTIONS; SUBORDINATION...........................5
   SECTION 4.01  Limitation of Transactions....................................5
   SECTION 4.02  Subordination.................................................5
ARTICLE V TERMINATION..........................................................6
   SECTION 5.01  Termination...................................................6
ARTICLE VI MISCELLANEOUS.......................................................6
   SECTION 6.01  Amendments....................................................6
   SECTION 6.02  Subsidiary....................................................6
   SECTION 6.03  Successors and Assigns........................................7
   SECTION 6.04  Notices.......................................................7
   SECTION 6.05  Benefit.......................................................7
   SECTION 6.06  Interpretation................................................7
   SECTION 6.07  Governing Law.................................................8
   SECTION 6.08  Separability..................................................8
   SECTION 6.09  Counterparts..................................................8


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                       PREFERRED STOCK GUARANTEE AGREEMENT

     This PREFERRED STOCK GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of ______________________, is executed and delivered by FPL Group, Inc., a Florida corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Stock (as defined herein) of FPL Group Capital Inc, a Florida corporation (the "Issuer");

     WHEREAS, pursuant to its Articles of Incorporation, as amended, the Issuer is authorized to issue up to ____________ shares of its _______ Serial Preferred Stock, $0.01 par value, of which ______ shares of Preferred Stock (the "Preferred Stock") are being issued as of the date hereof; and

     WHEREAS, as incentive for the Holders to purchase Preferred Stock, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Stock the Guarantee Payments (as defined herein) on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the purchase of Preferred Stock, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Articles of Amendment" refers to the articles of amendment to the Articles of Incorporation of the Issuer filed by the Issuer with the Department of State of the State of Florida which sets forth the designation, preferences and relative rights and other terms of the Preferred Stock with respect to which a Guarantee is granted hereunder.

     "Common Stock" means the common stock, $0.01 par value, of the Guarantor.

     "Dividends" means the periodic dividends payable to Holders of Preferred Stock in accordance with the terms of the Preferred Stock set forth in the Articles of Amendment.


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     "Dividend Payments" means any accumulated and unpaid Dividends which have been properly declared by the board of directors of the Issuer on the Preferred Stock out of funds legally available therefor.

     "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

     "Guarantee" means the guarantee relating to the Preferred Stock to be issued by the Guarantor as provided in this Guarantee Agreement.

     "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Stock then outstanding, to the extent provided for in the Articles of Amendment and to the extent not paid when payable by the Issuer: (i) any Dividend Payments, (ii) the Redemption Price and (iii) the Liquidation Distribution.

     "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any outstanding Preferred Stock with respect to which the Guarantee is issued hereunder; provided, however, that in determining whether the holders of the requisite percentage of Preferred Stock have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any entity which is an Affiliate of the Guarantor.

     "Liquidation Distribution" means the aggregate of the liquidation amount payable by the Issuer upon the Preferred Stock in accordance with the terms set forth in the Articles of Amendment upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer.

     "Majority of the Preferred Stock" means Holder(s) of outstanding Preferred Stock voting together as a single class, whose number of shares of Preferred Stock represents more than 50% of the number of all outstanding Preferred Stock.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, joint stock company, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Stock" has the meaning set forth in the first WHEREAS clause above.

     "Redemption Price" means the amount payable by the Issuer on redemption of the Preferred Stock in accordance with the terms set forth in the Articles of Amendment upon shares of Preferred Stock duly called for redemption.

                                   ARTICLE II

                                    GUARANTEE

     SECTION 2.01 GUARANTEE. The Guarantor hereby fully and unconditionally guarantees to each Holder the due and punctual payment of the Guarantee Payments, as and to the extent applicable (without duplication of amounts theretofore paid by the Issuer) when and as the same shall become due and payable, according to the terms of the Preferred Stock as set forth in the Articles of Amendment, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. In case of the failure of the


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Issuer or any successor thereto punctually to pay any such Guarantee Payments, as and to the extent applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to or for the benefit of the Holders or by payment by the Issuer of such amounts to or for the benefit of the Holders.

     SECTION 2.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 2.03 ABSOLUTE AND UNCONDITIONAL. The Guarantor hereby agrees that its obligations under this Guarantee Agreement shall be as if it were a principal obligor and not merely a surety and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Preferred Stock, the absence of any action to enforce the same, any waiver or consent by the Holder of any shares of Preferred Stock with respect to any terms thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Stock and that the Guarantor shall be liable as a principal obligor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in this Section 2.03.

     SECTION 2.04 ENFORCEMENT OF GUARANTEE. Any Holder of Preferred Stock may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

     SECTION 2.05 GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except (i) by payment of the Dividend Payments, the Redemption Price or the Liquidation Distribution, if and as applicable, in full by the Issuer, (ii) by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor or (iii) upon termination of this Guarantee Agreement pursuant to Section 5.01 hereof.

     SECTION 2.06 SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the applicable


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Holders and to pay over such amount to or for the applicable Holders.

     SECTION 2.07 REINSTATEMENT OF OBLIGATIONS. If any Holder of Preferred Stock is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official acting in relation to the Issuer or the Guarantor, any amount paid to such Holder in respect of Guarantee Payments on such Preferred Stock, the Guarantee issued under this Guarantee Agreement, to the extent theretofore discharged, shall be reinstated in full force and effect.

     SECTION 2.08 CERTAIN RIGHTS, REMEDIES AND POWERS OF GUARANTEED PERSONS. The Holders of Preferred Stock shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of each such Person shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of any such Person, the Guarantor may be joined in any action or proceeding commenced by such Person against the Issuer in respect of any obligations guaranteed pursuant to this Guarantee Agreement, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that any remedy or claim against the Issuer be first asserted, prosecuted or exhausted.

     SECTION 2.09 FORM OF GUARANTEE. The Guarantee to be endorsed upon any stock certificate representing Preferred Stock shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted hereby, and may include such letters, numbers or other marks of identification and legends as may be required to comply with the rules of any securities exchange. The definitive Guarantee to be endorsed upon the Preferred Stock shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner provided that such manner is permitted by the rules of any securities exchange on which the Preferred Stock may be listed. In the alternative, each stock certificate representing Preferred Stock may omit the form of Guarantee set forth in Exhibit A if a legend is included on such stock certificate indicating that a copy of this Guarantee Agreement will be provided upon request.

                                   ARTICLE III

                           WAIVER OF EVENTS OF DEFAULT

     SECTION 3.01 EVENTS OF DEFAULT; WAIVER. (a) Holders of Preferred Stock may by vote or consent of at least a Majority of the Preferred Stock, on behalf of the Holders of all Preferred Stock, waive any past Event of Default and its consequences. Upon such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


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          (b) The right of any Holder of Preferred Stock to receive payment of the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

                                   ARTICLE IV

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 4.01 LIMITATION OF TRANSACTIONS. So long as any shares of Preferred Stock remain outstanding, the Guarantor will not (i) declare or pay any dividends or other distributions on its capital stock or (ii) redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, if at such time the Guarantor shall be in default with respect to its Guarantee Payments; provided that the foregoing provisions shall not prevent or restrict the Guarantor from making:

          (a) purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding, on the date that the Guarantor defaults with respect to its Guarantee Payments, requiring it to purchase, redeem or acquire its capital stock;

          (b) any payment, distribution, redemption, purchase, acquisition or declaration of dividend described above as a result of a reclassification of its capital stock, or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

          (c) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

          (d) dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock and distributions in connection with the settlement of stock purchase contracts); and

          (e) redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

     SECTION 4.02 SUBORDINATION. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment, and subject, to all liabilities of the Guarantor, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any of the most senior preferred stock or preference stock of any Affiliate of the Guarantor, and (iii) senior to all common stock now or


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hereafter issued by the Guarantor. The Guarantor's obligations under this
Guarantee Agreement will rank pari passu with respect to obligations under other guarantee agreements which it may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred stock issued by the Issuer or any of its Affiliates. Each Person, by virtue of having become a Holder of the Preferred Stock, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Guarantee Agreement.

                                    ARTICLE V

                                   TERMINATION

     SECTION 5.01 TERMINATION. This Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Stock, (ii) the distribution of Common Stock or other securities of the Issuer, the Guarantor or any other Person upon conversion of or in exchange for all of the Preferred Stock, (iii) full payment of the amounts payable to or for the Holders in accordance with the Articles of Amendment upon liquidation, dissolution or winding up of the Issuer, or (iv) such date when no shares of Preferred Stock are outstanding. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore to the Issuer or Guarantor payment of any sums paid by the Issuer and guaranteed by the Guarantee, or any Guarantee Payments.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01 AMENDMENTS. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority of the Preferred Stock. Any such approval shall be deemed to be on behalf of the Holders of all of the Preferred Stock. The provisions of the Articles of Amendment concerning meetings or consents of Holders shall apply to the giving of such approval. No amendment may impair the right of any Holder to receive payment of any Guarantee Payments in accordance with this Guarantee Agreement as in effect on the date hereof or to institute suit for the enforcement of any such payment without, in each case, the consent of each such Holder.

     SECTION 6.02 SUBSIDIARY. The Guarantor represents that Guarantor owns all the issued and outstanding common stock, $0.01 par value, of the Issuer, and that this Guarantee Agreement may reasonably be expected to benefit, directly or indirectly, the Guarantor. The Guarantor further represents that the consideration received for this Guarantee Agreement is reasonably worth at least as much as the liability and obligation incurred by the Guarantor under this Guarantee Agreement.


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     SECTION 6.03 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assignees, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of shares of the Preferred Stock then outstanding. Except in connection with a consolidation, merger, conveyance or other transfer or business combination involving the Guarantor in which the resulting or acquiring entity (if other than the Guarantor) agrees in writing to be legally responsible for the Guarantee issued under this Guarantee Agreement, the Guarantor shall not assign its obligations hereunder.

     SECTION 6.04 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, facsimiled or mailed by first class mail as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                    FPL Group, Inc.
                    700 Universe Boulevard
                    Juno Beach, Florida 33408
                    Facsimile: (561) 694-3707
                    Attention: Treasurer

          (b) if given to any Holder of Preferred Stock, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, facsimiled with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 6.05 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Stock.

     SECTION 6.06 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

          (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

          (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (d) a reference to the singular includes the plural and vice versa;
and


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          (e) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     SECTION 6.07 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.

     SECTION 6.08 SEPARABILITY. Wherever possible, each provision of this Guarantee Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee Agreement.

     SECTION 6.09 COUNTERPARTS. This Guarantee Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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     THIS GUARANTEE AGREEMENT is executed, in New York, New York, as of the day and year first above written.


                                         FPL GROUP, INC.
                                         as Guarantor

                                         By:
                                            -----------------------------
                                            Name:
                                            Title:


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                                    EXHIBIT A

                                FORM OF GUARANTEE

     For value received, FPL Group, Inc., a Florida corporation (the "Guarantor") hereby fully and unconditionally guarantees to each Holder the due and punctual payment of the Guarantee Payments, as and to the extent applicable (without duplication of amounts theretofore paid by the Issuer) when and as the same shall become due and payable, according to the terms of the Preferred Stock as set forth in the Articles of Amendment, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. In case of the failure of the Issuer or any successor thereto punctually to pay any such Guarantee Payments, as and to the extent applicable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Issuer. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to or for the benefit of the Holders or by payment by the Issuer of such amounts to or for the benefit of the Holders.

     The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     The Guarantor hereby agrees that its obligations under the Guarantee Agreement shall be as if it were a principal obligor and not merely a surety and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Preferred Stock, the absence of any action to enforce the same, any waiver or consent by the Holder of any shares of Preferred Stock with respect to any terms thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Stock and that the Guarantor shall be liable as a principal obligor hereunder to make Guarantee Payments pursuant to the terms of the Guarantee Agreement notwithstanding the occurrence of any event referred to in Section 2.03 of the Guarantee Agreement.

     Any Holder of Preferred Stock may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

     The Guarantee Agreement creates a guarantee of payment and not merely of collection. The Guarantee Agreement will not be discharged except (i) by payment of the Dividend Payments, the Redemption Price or the Liquidation Distribution, if and as applicable, in full by the Issuer, (ii) by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) by the Guarantor or (iii) upon termination of the Guarantee Agreement pursuant to Section 5.01 thereof.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor to the Holders by the Guarantor under the Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under the Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under the Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the applicable Holders and to pay over such amount to or for the applicable Holders.

     If any Holder of Preferred Stock is required by any court or otherwise to return to the Issuer or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official acting in relation to the Issuer or the Guarantor, any amount paid to such Holder in respect of such Guarantee Payments, the Guarantee issued under the Guarantee Agreement, to the extent theretofore discharged, shall be reinstated in full force and effect.

     All terms used in this Guarantee that are defined in the Preferred Stock Guarantee Agreement to which this Guarantee relates shall have the meanings assigned to them in such Preferred Stock Guarantee Agreement, dated as of _______________, from the Guarantor to the Holders of the Preferred Stock.

     This Guarantee shall not be valid or obligatory for any purpose unless and until the Preferred Stock to which this Guarantee relates is duly authorized, issued and outstanding.

     Reference is made to the Preferred Stock Guarantee Agreement for further provisions with respect to this Guarantee.

     THE GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION ARE MANDATORILY APPLICABLE.


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